                                                                   EXHIBIT 16.01

September 24, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated September 24, 2004, of Endwave Corporation and are in agreement with the statements contained in the first sentence of the first paragraph, the second paragraph and the third paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                  /s/ Ernst & Young LLP
                                                  ------------------------------